SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

Item 9. Regulation FD Disclosure.

     On April 26, 2004, Williams obtained an additional five-year, $100 million unsecured credit facility from Citigroup. Williams plans to use this facility primarily for issuing letters of credit. Williams was able to obtain the new unsecured credit facility through Citigroup’s ability to syndicate the associated credit risk into the institutional investor market via a 144A offering. The facility is incremental to Williams’ traditional bank capacity with its current lender group.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: April 27, 2004	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Secretary